EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091, brian.sevilla@franklintempleton.com
Media Relations: Matt Walsh (650) 312-2245, matthew.walsh@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Second Quarter Results

San Mateo, CA, April 30, 2020 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $79.1 million or $0.16 per diluted share for the quarter ended March 31, 2020, as compared to $350.5 million or $0.70 per diluted share for the previous quarter, and $367.5 million or $0.72 per diluted share for the quarter ended March 31, 2019. The mark-to-market of the Company’s investment portfolio resulted in significant nonoperating losses that drove the decline in net income for the quarter ended March 31, 2020. Operating income was $356.1 million for the quarter ended March 31, 2020, as compared to $392.7 million for the previous quarter and $379.5 million in the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles2. Adjusted net income2 was $332.8 million and adjusted diluted earnings per share was $0.66 for the quarter ended March 31, 2020, as compared to $338.3 million and $0.67 for the previous quarter, and $330.6 million and $0.65 for the quarter ended March 31, 2019. Adjusted operating income2 was $385.9 million for the quarter ended March 31, 2020, as compared to $405.5 million for the previous quarter and $406.6 million in the prior year.

“While the global impact of the COVID-19 pandemic is just beginning to be understood, the virus has already profoundly altered our world and its implications are far reaching,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “Above all else, this pandemic is a humanitarian issue – no matter where you live around the globe, the virus has touched your life in some way. We offer our heartfelt gratitude to the frontline healthcare workers and other professionals who are keeping essential operations functioning.

“Franklin Templeton remains focused on the health and safety of our employees and their families, and our ability to maintain high-quality service and stability for our clients is paramount. We have fully activated our global business continuity plan to protect our employees and have seamlessly moved to over 97% of our staff working remotely. We are extremely proud of and grateful for how our employees have adapted with great agility to operate under these extraordinary conditions and keep our business running efficiently.

“Being an active manager during this unprecedented time has allowed us to find compelling investment opportunities amidst sharp dislocations across sectors. With this backdrop, security selection is critical. During the recent market volatility, we’re pleased to see that our sound investment disciplines are producing strong results, notably in the areas of U.S. equity, municipal bonds, global macro, and global equity.

“Our acquisition of Legg Mason remains on track to close in the third quarter of the calendar year, and integration plans are well underway. We continue to see the long-term value of these combined franchises and that our strategy to diversify and create new opportunities is the right one. There’s excitement at both firms as we continue to move forward with planning for a combined company and working to satisfy the conditions to close. Our combined company will offer a broader range of leading investment strategies, a more encompassing geographical presence, a diversified client base, and a resilient and adaptable platform that can aptly navigate market cycles. It’s also premised on the stability and continuity of our client-facing teams, while providing opportunities to invest in our sales and client service model. We are very focused on integration planning to meet these goals. Following the close of the transaction, our financial resources and flexibility will remain robust, an important foundation of our company.”

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Mar-20	31-Dec-19	Qtr. vs. Qtr.	31-Mar-19	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$1,338.3	$1,412.7	(5%)	$1,433.8	(7%)
Operating income	356.1	392.7	(9%)	379.5	(6%)
Operating margin	26.6%	27.8%		26.5%

Net income¹	$79.1	$350.5	(77%)	$367.5	(78%)
Diluted earnings per share	0.16	0.70	(77%)	0.72	(78%)

As adjusted (non-GAAP):[2]
Adjusted operating income	$385.9	$405.5	(5)%	$406.6	(5)%
Adjusted operating margin	43.2%	42.6%		41.9%

Adjusted net income	$332.8	$338.3	(2)%	$330.6	1%
Adjusted diluted earnings per share	0.66	0.67	(1)%	0.65	2%

Assets Under Management
(in billions)
Ending	$580.3	$698.3	(17%)	$712.3	(19%)
Average[3]	655.8	693.8	(5%)	688.6	(5%)
Net flows	(25.4)	(12.3)		(6.3)

Total assets under management (“AUM”) were $580.3 billion at March 31, 2020, down $118.0 billion or 17% during the quarter due to $98.2 billion of net market change, distributions and other and $25.4 billion of net outflows, slightly offset by $5.6 billion from an acquisition.

Cash and cash equivalents and investments were $7.6 billion at March 31, 2020, as compared to $7.4 billion at September 30, 2019. Including the Company’s direct investments in consolidated investment products, cash and cash equivalents and investments were $8.2 billion at March 31, 2020, as compared to $8.5 billion at September 30, 2019. Total stockholders’ equity was $10.8 billion at March 31, 2020, as compared to $10.6 billion at September 30, 2019. The Company had 495.3 million shares of common stock outstanding at March 31, 2020, as compared to 499.3 million shares outstanding at September 30, 2019. The Company repurchased 2.9 million shares of its common stock for a total cost of $64.6 million during the quarter ended March 31, 2020.

Conference Call Information

A commentary on the results by President and CEO Jenny Johnson, Executive Chairman Greg Johnson and Executive Vice President and CFO Matthew Nicholls will be available today at approximately 8:30 a.m. Eastern Time. Access to the commentary will be available via investors.franklinresources.com.

Ms. Johnson, Mr. Johnson and Mr. Nicholls will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Access to the teleconference will be available via investors.franklinresources.com or by dialing (877) 407-8293 in the U.S. and Canada or (201) 689-8349 internationally. A replay of the teleconference can also be accessed by calling (877) 660-6853 in the U.S. and Canada or (201) 612-7415 internationally using access code 13701317, after 2:00 p.m. Eastern Time on April 30, 2020 through May 30, 2020.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data and AUM)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2020	2019		2020	2019
Operating Revenues
Investment management fees	$908.2	$992.4	(8%)	$1,887.9	$1,964.2	(4%)
Sales and distribution fees	341.7	358.5	(5%)	693.2	713.3	(3%)
Shareholder servicing fees	54.8	57.1	(4%)	104.8	112.2	(7%)
Other	33.6	25.8	30%	65.1	55.6	17%
Total operating revenues	1,338.3	1,433.8	(7%)	2,751.0	2,845.3	(3%)
Operating Expenses
Sales, distribution and marketing	423.9	449.4	(6%)	867.8	893.9	(3%)
Compensation and benefits	365.7	409.6	(11%)	755.1	764.6	(1%)
Information systems and technology	61.8	62.1	0%	124.3	123.0	1%
Occupancy	34.4	31.4	10%	68.9	62.6	10%
General, administrative and other	96.4	101.8	(5%)	186.1	210.2	(11%)
Total operating expenses	982.2	1,054.3	(7%)	2,002.2	2,054.3	(3%)
Operating Income	356.1	379.5	(6%)	748.8	791.0	(5%)
Other Income (Expenses)
Investment and other income (losses), net	(249.0)	118.7	NM	(189.4)	59.6	NM
Interest expense	(4.2)	(5.7)	(26%)	(10.9)	(12.1)	(10%)
Other income (expenses), net	(253.2)	113.0	NM	(200.3)	47.5	NM
Income before taxes	102.9	492.5	(79%)	548.5	838.5	(35%)
Taxes on income	44.1	110.9	(60%)	141.6	196.9	(28%)
Net income	58.8	381.6	(85%)	406.9	641.6	(37%)
Less: net income (loss) attributable to
Redeemable noncontrolling interests	(28.5)	21.5	NM	(19.5)	6.1	NM
Nonredeemable noncontrolling interests	8.2	(7.4)	NM	(3.2)	(7.9)	(59%)
Net Income Attributable to Franklin Resources, Inc.	$79.1	$367.5	(78%)	$429.6	$643.4	(33%)

Earnings per Share
Basic	$0.16	$0.72	(78%)	$0.86	$1.26	(32%)
Diluted	0.16	0.72	(78%)	0.86	1.25	(31%)
Dividends Declared per Share	$0.27	$0.26	4%	$0.54	$0.52	4%

Average Shares Outstanding
Basic	491.5	504.7	(3%)	493.1	507.6	(3%)
Diluted	491.8	505.1	(3%)	493.6	508.0	(3%)

Operating Margin	26.6%	26.5%		27.2%	27.8%

AUM (in billions)
Ending	$580.3	$712.3	(19%)	$580.3	$712.3	(19%)
Average	655.8	688.6	(5%)	671.4	691.1	(3%)
Net flows	(25.4)	(6.3)		(37.7)	(13.6)

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	31-Mar-20	31-Dec-19		30-Sep-19	30-Jun-19	31-Mar-19
Operating Revenues
Investment management fees	$908.2	$979.7	(7%)	$1,001.6	$1,019.4	$992.4
Sales and distribution fees	341.7	351.5	(3%)	363.8	367.5	358.5
Shareholder servicing fees	54.8	50.0	10%	51.4	52.7	57.1
Other	33.6	31.5	7%	35.7	37.1	25.8
Total operating revenues	1,338.3	1,412.7	(5%)	1,452.5	1,476.7	1,433.8
Operating Expenses
Sales, distribution and marketing	423.9	443.9	(5%)	463.3	462.4	449.4
Compensation and benefits	365.7	389.4	(6%)	382.4	437.7	409.6
Information systems and technology	61.8	62.5	(1%)	69.8	65.7	62.1
Occupancy	34.4	34.5	0%	38.8	32.2	31.4
General, administrative and other	96.4	89.7	7%	106.7	103.8	101.8
Total operating expenses	982.2	1,020.0	(4%)	1,061.0	1,101.8	1,054.3
Operating Income	356.1	392.7	(9%)	391.5	374.9	379.5
Other Income (Expenses)
Investment and other income (losses), net	(249.0)	59.6	NM	11.3	44.2	118.7
Interest expense	(4.2)	(6.7)	(37%)	(7.0)	(5.6)	(5.7)
Other income (expenses), net	(253.2)	52.9	NM	4.3	38.6	113.0
Income before taxes	102.9	445.6	(77%)	395.8	413.5	492.5
Taxes on income[4]	44.1	97.5	(55%)	86.5	158.9	110.9
Net income	58.8	348.1	(83%)	309.3	254.6	381.6
Less: net income (loss) attributable to
Redeemable noncontrolling interests	(28.5)	9.0	NM	—	0.1	21.5
Nonredeemable noncontrolling interests	8.2	(11.4)	NM	2.9	8.6	(7.4)
Net Income Attributable to Franklin Resources, Inc.	$79.1	$350.5	(77%)	$306.4	$245.9	$367.5

Earnings per Share
Basic	$0.16	$0.70	(77%)	$0.61	$0.48	$0.72
Diluted	0.16	0.70	(77%)	0.61	0.48	0.72
Dividends Declared per Share	$0.27	$0.27	0%	$0.26	$0.26	$0.26

Average Shares Outstanding
Basic	491.5	494.7	(1%)	497.9	501.6	504.7
Diluted	491.8	495.3	(1%)	498.8	502.3	505.1

Operating Margin	26.6%	27.8%		27.0%	25.4%	26.5%

AUM AND FLOWS

(in billions)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2020	2019		2020	2019
Beginning AUM	$698.3	$649.9	7%	$692.6	$717.1	(3%)
Long-term sales	27.7	27.0	3%	50.4	48.7	3%
Long-term redemptions	(54.3)	(36.2)	50%	(100.0)	(78.6)	27%
Long-term net exchanges	(1.5)	—	NM	(1.6)	(0.5)	220%
Long-term reinvested distributions	2.7	2.9	(7%)	13.5	16.8	(20%)
Net flows	(25.4)	(6.3)	303%	(37.7)	(13.6)	177%
Acquisitions	5.6	26.4	(79%)	5.6	26.4	(79%)
Net market change, distributions and other[5]	(98.2)	42.3	NM	(80.2)	(17.6)	356%
Ending AUM	$580.3	$712.3	(19%)	$580.3	$712.3	(19%)

AUM BY INVESTMENT OBJECTIVE

(in billions)	31-Mar-20	31-Dec-19	% Change	30-Sep-19	30-Jun-19	31-Mar-19
Equity
Global/international	$114.7	$163.5	(30%)	$158.4	$169.8	$174.4
United States	92.7	117.0	(21%)	112.1	112.4	109.5
Total equity	207.4	280.5	(26%)	270.5	282.2	283.9
Multi-Asset/Balanced	118.2	136.5	(13%)	134.3	136.0	134.7
Fixed Income
Tax-free	64.9	66.7	(3%)	66.3	65.0	63.4
Taxable
Global/international	113.3	136.7	(17%)	144.6	154.9	152.5
United States	65.8	67.5	(3%)	67.4	67.9	68.9
Total fixed income	244.0	270.9	(10%)	278.3	287.8	284.8
Cash Management	10.7	10.4	3%	9.5	9.2	8.9
Total AUM	$580.3	$698.3	(17%)	$692.6	$715.2	$712.3
Average AUM for the Three-Month Period	$655.8	$693.8	(5%)	$702.0	$710.8	$688.6

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL6

	As of and for the Three Months Ended
(in billions)	31-Mar-20	% of Total	31-Dec-19	% of Total	31-Mar-19	% of Total
Long-Term Sales
United States	$15.9	57%	$12.9	57%	$14.2	53%
International	11.8	43%	9.8	43%	12.8	47%
Total long-term sales	$27.7	100%	$22.7	100%	$27.0	100%
Long-Term Redemptions
United States	$(31.9)	59%	$(28.0)	61%	$(20.6)	57%
International	(22.4)	41%	(17.7)	39%	(15.6)	43%
Total long-term redemptions	$(54.3)	100%	$(45.7)	100%	$(36.2)	100%
AUM
United States	$408.3	70%	$481.0	69%	$486.6	68%
International	172.0	30%	217.3	31%	225.7	32%
Total AUM	$580.3	100%	$698.3	100%	$712.3	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended March 31, 2020	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at January 1, 2020	$163.5	$117.0	$136.5	$66.7	$136.7	$67.5	$10.4	$698.3
Long-term sales	4.6	6.4	5.1	2.5	6.7	2.4	—	27.7
Long-term redemptions	(12.6)	(7.7)	(8.3)	(3.2)	(18.9)	(3.6)	—	(54.3)
Long-term net exchanges	(0.3)	(0.1)	(0.5)	(0.3)	(0.7)	0.4	—	(1.5)
Long-term reinvested distributions	0.1	0.1	1.1	0.4	0.8	0.2	—	2.7
Net flows	(8.2)	(1.3)	(2.6)	(0.6)	(12.1)	(0.6)	—	(25.4)
Acquisition	—	—	5.6	—	—	—	—	5.6
Net market change, distributions and other[5]	(40.6)	(23.0)	(21.3)	(1.2)	(11.3)	(1.1)	0.3	(98.2)
AUM at March 31, 2020	$114.7	$92.7	$118.2	$64.9	$113.3	$65.8	$10.7	$580.3

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended December 31, 2019	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at October 1, 2019	$158.4	$112.1	$134.3	$66.3	$144.6	$67.4	$9.5	$692.6
Long-term sales	3.8	4.4	3.5	2.0	6.6	2.4	—	22.7
Long-term redemptions	(10.7)	(7.6)	(6.2)	(1.9)	(16.2)	(3.1)	—	(45.7)
Long-term net exchanges	(0.2)	0.1	0.1	0.1	(0.7)	0.5	—	(0.1)
Long-term reinvested distributions	2.4	4.8	1.9	0.4	1.0	0.3	—	10.8
Net flows	(4.7)	1.7	(0.7)	0.6	(9.3)	0.1	—	(12.3)
Net market change, distributions and other[5]	9.8	3.2	2.9	(0.2)	1.4	—	0.9	18.0
AUM at December 31, 2019	$163.5	$117.0	$136.5	$66.7	$136.7	$67.5	$10.4	$698.3

(in billions)	Equity		Multi-Asset/ Balanced	Fixed Income			Cash Management	Total
for the three months ended March 31, 2019	Global/ International	United States		Tax-Free	Taxable Global/ International	Taxable United States
AUM at January 1, 2019	$166.0	$97.1	$124.8	$62.0	$147.7	$42.2	$10.1	$649.9
Long-term sales	5.1	4.1	3.1	1.8	11.1	1.8	—	27.0
Long-term redemptions	(12.0)	(5.8)	(4.4)	(2.2)	(8.6)	(3.2)	—	(36.2)
Long-term net exchanges	(0.2)	(0.1)	0.1	0.2	—	—	—	—
Long-term reinvested distributions	0.1	—	1.1	0.4	1.1	0.2	—	2.9
Net flows	(7.0)	(1.8)	(0.1)	0.2	3.6	(1.2)	—	(6.3)
Acquisition	—	—	—	—	—	26.4	—	26.4
Net market change, distributions and other[5]	15.4	14.2	10.0	1.2	1.2	1.5	(1.2)	42.3
AUM at March 31, 2019	$174.4	$109.5	$134.7	$63.4	$152.5	$68.9	$8.9	$712.3

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share”, each of which are based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers as these measures exclude the impact of consolidated investment products and mitigate the margin variability related to sales and distribution revenues and expenses across multiple distribution channels globally. These non-GAAP measures also exclude acquisition-related expenses, certain items which management considers to be nonrecurring, unrealized investment gains and losses included in investment and other income (losses), net, and the related income tax effect of these adjustments, as applicable.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, along with reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Revenues and expenses of consolidated investment products, but include revenues eliminated upon consolidation of investment products.
•Acquisition-related retention compensation.
•Other acquisition-related expenses including professional fees and fair value adjustments related to contingent consideration liabilities and retention awards.
•Amortization and impairment of intangible assets.
•Special termination benefits related to voluntary separation and workforce reduction initiatives of 4.5% of our global workforce in the fiscal year ended September 30, 2019 (“fiscal year 2019”).
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.
•Revenues of consolidated investment products, but include revenues eliminated upon consolidation of investment products.

Adjusted Net Income
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of consolidated investment products, including revenues, expenses, investment and other income (losses), net, and income (loss) attributable to noncontrolling interests, net of amounts eliminated upon consolidation of investment products.
•Acquisition-related retention compensation.
•Other acquisition-related expenses including professional fees and fair value adjustments related to contingent consideration liabilities and retention awards.
•Amortization and impairment of intangible assets.
•Special termination benefits related to voluntary separation and workforce reduction initiatives of 4.5% of our global workforce in fiscal year 2019.
•Unrealized investment gains and losses included in investment and other income (losses), net.
•Net income tax benefit of the above adjustments based on the respective blended rates applicable to the adjustments.
Adjusted Diluted Earnings Per Share
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per-share impacts of the adjustments applied to net income in calculating adjusted net income.
In calculating adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share, we adjust for activities of consolidated investment products because the impact of consolidated products are not considered reflective of the underlying results of our operations. We adjust for acquisition-related retention compensation, other acquisition-related expenses, and amortization and impairment of intangible assets to facilitate comparability of our operating results with the results of other asset management firms. We adjust for special termination benefits related to certain voluntary separation and workforce reduction initiatives because these items are deemed nonrecurring. In calculating adjusted net income and adjusted diluted earnings per share, we adjust for unrealized investment gains and losses included in investment and other income (losses), net because these items primarily relate to seed and strategic investments which have been and are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended						Fiscal Year Ended
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-19
Operating income	$356.1	$392.7	$391.5	$374.9	$379.5	$411.5	$1,557.4
Add (subtract):
Operating income of consolidated investment products*	(10.0)	(13.1)	(19.4)	(18.8)	(6.1)	(15.5)	(59.8)
Acquisition-related retention	27.2	21.3	20.7	21.5	16.9	4.6	63.7
Other acquisition-related expenses	5.4	(0.2)	0.1	(0.1)	0.6	8.8	9.4
Amortization of intangible assets	4.4	4.8	5.0	5.1	3.9	0.7	14.7
Impairment of intangible assets	2.8	—	4.0	9.3	—	—	13.3
Special termination benefits	—	—	4.9	38.8	11.8	—	55.5
Adjusted operating income	$385.9	$405.5	$406.8	$430.7	$406.6	$410.1	$1,654.2

Total operating revenues	$1,338.3	$1,412.7	$1,452.5	$1,476.7	$1,433.8	$1,411.5	$5,774.5
Add (subtract):
Sales and distribution fees	(341.7)	(351.5)	(363.8)	(367.5)	(358.5)	(354.8)	(1,444.6)
Allocation of investment management fees for sales, distribution and marketing expenses	(82.2)	(92.4)	(99.5)	(94.9)	(90.9)	(89.7)	(375.0)
Net revenues of consolidated investment products*	(20.9)	(16.8)	(22.7)	(21.4)	(14.8)	(15.5)	(74.4)
Adjusted operating revenues	$893.5	$952.0	$966.5	$992.9	$969.6	$951.5	$3,880.5

Operating margin	26.6%	27.8%	27.0%	25.4%	26.5%	29.2%	27.0%
Adjusted operating margin	43.2%	42.6%	42.1%	43.4%	41.9%	43.1%	42.6%

(in millions, except per share data)	Three Months Ended						Fiscal Year Ended
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-19
Net income attributable to Franklin Resources, Inc.	$79.1	$350.5	$306.4	$245.9	$367.5	$275.9	$1,195.7
Add (subtract):
Net (income) loss of consolidated investment products*	(16.4)	4.6	(5.3)	0.4	4.4	(3.2)	(3.7)
Acquisition-related retention	27.2	21.3	20.7	21.5	16.9	4.6	63.7
Other acquisition-related expenses	5.4	(0.2)	0.1	(0.1)	0.6	8.8	9.4
Amortization of intangible assets	4.4	4.8	5.0	5.1	3.9	0.7	14.7
Impairment of intangible assets	2.8	—	4.0	9.3	—	—	13.3
Special termination benefits	—	—	4.9	38.8	11.8	—	55.5
Unrealized investment (gains) losses included in investment and other (income) losses, net	257.6	(36.4)	29.9	(24.9)	(66.9)	81.9	20.0
Net income tax benefit of adjustments	(27.3)	(6.3)	(7.3)	(14.5)	(7.6)	(7.9)	(37.3)
Adjusted net income	$332.8	$338.3	$358.4	$281.5	$330.6	$360.8	$1,331.3

Diluted earnings per share	$0.16	$0.70	$0.61	$0.48	$0.72	$0.54	$2.35
Adjusted diluted earnings per share	0.66	0.67	0.71	0.55	0.65	0.70	2.62
__________________

*	The impact of consolidated investment products is summarized as follows:

(in millions)	Three Months Ended						Fiscal Year Ended
	31-Mar-20	31-Dec-19	30-Sep-19	30-Jun-19	31-Mar-19	31-Dec-18	30-Sep-19
Revenues of consolidated investment products	$27.1	$23.5	$29.7	$28.3	$21.0	$26.1	$105.1
Revenues eliminated upon consolidation of investment products	(6.2)	(6.7)	(7.0)	(6.9)	(6.2)	(10.6)	(30.7)
Net revenues of consolidated investment products	20.9	16.8	22.7	21.4	14.8	15.5	74.4
Expenses of consolidated investment products	10.9	3.7	3.3	2.6	8.7	—	14.6
Operating income of consolidated investment products	10.0	13.1	19.4	18.8	6.1	15.5	59.8
Investment and other income (losses), net of consolidated investment products	(16.9)	(20.0)	(12.4)	(16.6)	3.0	(24.7)	(50.7)
Less: income (loss) attributable to noncontrolling interests of consolidated investment products	(23.3)	(2.3)	1.7	2.6	13.5	(12.4)	5.4
Net income (loss) of consolidated investment products	$16.4	$(4.6)	$5.3	$(0.4)	$(4.4)	$3.2	$3.7

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.

3.	Average AUM represents simple monthly average AUM.

4.
Taxes on income for the quarter ended June 30, 2019 includes an $86.4 million reversal of a tax benefit recognized in the prior fiscal year upon issuance of final regulations by the U.S. Department of Treasury for the Tax Cuts and Jobs Act of 2017.

5.
Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, foreign exchange revaluation and net cash management.

6.	International includes North America-based advisors serving non-resident clients.

Franklin Resources, Inc. is a global investment management organization operating together with its subsidiaries as Franklin Templeton. Franklin Templeton’s goal is to deliver better outcomes by providing global and domestic investment management to retail, institutional and sovereign wealth clients in over 170 countries. Through specialized teams, the Company has expertise across all asset classes, including equity, fixed income, alternatives and custom multi-asset solutions. The Company’s more than 600 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With employees in over 30 countries, the California-based company has more than 70 years of investment experience and $580.3 billion in AUM as of March 31, 2020. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and our subsequent Quarterly Reports on Form 10-Q:

•	Our proposed acquisition of Legg Mason, Inc. remains subject to transaction-related and other risks.

•	Our business and operations are subject to adverse effects from the outbreak and spread of contagious diseases such as COVID-19, and we expect such adverse effects to continue.

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to significant risk of asset volatility from changes in the global financial, equity, debt and commodity markets.

•	Our funds may be subject to liquidity risks or an unanticipated large number of redemptions.

•	A shift in our asset mix toward lower fee products may negatively impact our revenues.

•	We may not effectively manage risks associated with the replacement of benchmark indices.

•	Poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income.

•	Harm to our reputation may negatively impact our revenues and income.

•
Our business operations are complex and a failure to perform operational tasks properly or the misrepresentation of our services and products resulting, without limitation, in the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•
Our increasing focus on international markets as a source of investments and sales of our products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas.

•	We may review and pursue strategic transactions that could pose risks to our business.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Increasing competition and other changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•	Any failure of our third-party providers to fulfill their obligations, or our failure to maintain good relationships with our providers, could adversely impact our business.

•	We may be adversely affected if any of our third-party providers is subject to a successful cyber or security attack.

•	Our ability to manage and grow our business successfully can be impeded by systems and other technological limitations.

•
Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation.

•
Our inability to recover successfully, should we experience a disaster or other business continuity problem, could cause material financial loss, regulatory actions, legal liability, and/or reputational harm.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•	Our future results are dependent upon maintaining an appropriate expense level.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, our operating cash flows and our perceived creditworthiness.

•	We are dependent on the earnings of our subsidiaries.

•	We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies, and legal interpretations.

•	We may be adversely affected as a result of new or revised legislation or regulations or by changes in the interpretation of existing laws and regulations.

•
Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.

•	Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•	Our contractual obligations may subject us to indemnification costs and liability to third parties.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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